EXHIBIT 32.1
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     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who is the Chief Executive Officer of Nicolet Bankshares, Inc. (the "Company"), hereby certifies as follows:

     The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 11th day of November, 2004.



/s/ Robert B. Atwell
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Chief Executive Officer


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